Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Ithaka Acquisition Corp.

We hereby consent to the use in the Registration Statement on Form S-4 of our report, dated March 28, 2006, except for Note 8, as to which the date is October 3, 2006, on the financial statements of Ithaka Acquisition Corp. which appear in such Registration Statement. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

GOLDSTEIN GOLUB KESSLER LLP

New York, New York

October 31, 2006